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EXHIBIT 4.1
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State of Delaware
Office of Secretary of State

I, MICHAEL RATCHFORD, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF STOCK DESIGNATION OF "AMERICAN FRANCHISE GROUP, INC." FILED IN THIS OFFICE ON THE EIGHTH DAY OF MAY, A.D. 1992, AT 9 O'CLOCK A.M.

Secretary of State
Authentication: *3443710
Date: 05/08/1992
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State of Delaware
Secretary of State
Division of Corporations
Filed 09:00 a.m. 05/08/1992
921295166 - 911871

CERTIFICATE OF DESIGNATIONS, PREFERENCES
AND RIGHTS OF SERIES A CONVERTIBLE PREFERRED STOCK
OF
AMERICAN FRANCHISE GROUP, INC.

AMERICAN FRANCHISE GROUP, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"), in accordance with Section 151(g) of the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY:

That, pursuant to authority conferred upon the Company's Board of Directors by the Certificate of Incorporation, as amended, of the Company, said Board of Directors, at a duly noted and held meeting on 5/7/92 in accordance with Section 141(f) of the Delaware General Corporation Law, on May 7, 1992, adopted a resolution providing for the authorization and issuance of a series of shares of convertible preferred stock, and that a copy of such resolution is as follows:

RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company in accordance with the provisions of its Certificate of Incorporation, as amended, a series of preferred stock of the Company be and it hereby is created, such series of preferred stock to be designated "Series A Convertible Preferred Stock," said series to consist of 750,000 shares of the par value of $1.00 per share, of which the preferences, voting powers and relative, participating, option and other special rights, and the qualifications, limitations or restrictions thereof, shall be as follows:

1. Designation and Number of Shares.  Shares of the series shall be designated
   --------------------------------
and known as the "Series A Convertible Preferred Stock" of the Company (the "Preferred Stock"). The Series A shall consist of 750,000 shares. Shares of the Series A which are retired, purchased or otherwise acquired by the Company shall be canceled and shall revert to authorized but unissued preferred stock, undesignated as to series and subject to reissuance by the Company as shares of preferred stock of any one or more series.

2.  Dividends.
    ---------

2A.  General Dividend Obligation.  The Company shall pay to the holders of the
     ---------------------------
Preferred Stock, when and as declared by the Company's Board of Directors out of the funds of the Company legally available for the payment of dividends under the General Corporation Law of the State of Delaware, a dividend at the times and in the amounts provided for in this paragraph 2.

2B.  Calculation of Dividends.  Dividends on each share of Preferred Stock shall
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be calculated cumulatively on a quarterly basis from the date of the original issuance, whether or not such dividends shall have been declared and whether or not there shall be profits, surplus or other funds of the Company legally available for the payment of dividends.
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2C.  Payment of Dividends.  When, as and if declared by the Company's Board of
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Directors, and subject to any restrictions now or hereafter existing in any agreement relating to any indebtedness of the Company, dividends shall be payable quarterly on the first day of each January, April, July and October (or the immediately preceding business day if such first day is a Saturday, Sunday or legal holiday), commencing July 1, 1992, at a rate of $.12 per year and $.03 per quarter.

2D.  Priority.  As long as any shares of Preferred Stock shall be outstanding,
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no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on the Common Stock of the Company or any other equity security of the Company (the common stock and any other such equity security shall be referred to individually as a "Security" and collectively as the "Securities") nor shall shares of Common Stock or any other Security be purchased, redeemed, or otherwise acquired for value by the Company, unless all dividends on the Preferred Stock for all past quarterly dividend periods and for the then current quarterly period shall have been paid or declared and a sum sufficient for the payment thereof set apart therefor. The provisions of this paragraph 2D shall not, however, apply to a dividend payable in the Common Stock of the Company or any other Security or to the acquisition of shares of the Common Stock of the Company or any other Security in exchange for shares of any other Security.

3.  Liquidation, Dissolution, etc.  Upon any liquidation, dissolution or winding
    -----------------------------
up of the Company, whether voluntary or involuntary, the holders of the Preferred Stock shall be entitled, before any distribution or payment is made upon any Securities, to be paid out of the assets of the Company available for distribution to its stockholders an amount in cash equal to the aggregate of the par value plus all accrued but unpaid dividends (the "Liquidation Value") of all shares of Preferred Stock outstanding, whereupon the holders of such shares shall not be entitled to any further payment. If, upon such liquidation, dissolution or winding up, the assets of the Company to be distributed among the holders of the shares of Preferred Stock shall be insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets of the Company to be distributed to such holders shall be distributed pro rata based upon the aggregate Liquidation Value of such shares held by each holder. Upon any such liquidation, dissolution or winding up after the holders of the Preferred Stock shall have been paid in full the amount to which they shall be entitled, the remaining assets of the Company may be distributed to the holders of Securities. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the payment and the place where the amounts distributable shall be payable, shall be mailed to the record holders of shares of Preferred Stock at the addresses for such record holders shown on the Company's stock transfer records by certified or registered mail, return receipt requested, not less than 60 days prior to the payment date stated in such written notice. Neither the consolidation or merger of the Company into or with any other corporation or corporations, nor the sale or transfer by the Company of all or any part of its assets, nor the reduction of the capital stock of the Company, shall be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of the provisions of this paragraph 3.

4.  Conversion.
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4A.  Conversion Procedure.
     --------------------

(i) For five years after the date of issuance, all or any of the issued and outstanding shares of Preferred Stock may be converted at the option of the holder thereof into the Company's common stock, $.01 par value (the "Common Stock"), at a ratio of .37 shares of Preferred Stock for each share of Common Stock (the "Conversion Ratio"). The number of shares of Common Stock into which the Preferred Stock may be converted (the "Conversion Stock") shall be subject to adjustment from time to time, in accordance with this paragraph 4, to prevent dilution of the conversion rights.
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(ii)  The Company may require conversion of the Preferred Stock at the
Conversion Ratio beginning two years after the date of issuance in the event that the closing bid price or last sale price of the Common Stock as reported by the NASDAQ Stock Market is at or above $1.75 per share for 10 consecutive trading days. In order to accomplish the foregoing involuntary conversion, the Company must send notice of same to the holders of the Preferred Stock at their addresses shown on the Company's stock transfer records by certified mail, return receipt requested, within five business days after the end of the above-described 10-day period. The Conversion Ratio, as well as the $1.75 per share trigger price (the "Trigger Price"), shall be subject to adjustment, in accordance with this paragraph 4, to prevent dilution of the conversion rights.

(iii) The voluntary conversion described in clause (i) above shall be effected by the surrender of the certificate representing the Preferred Stock to be converted at the principal office of the Company (or such other office of the Company as the Company may designate by notice in writing to the holder of the shares) at any time during its usual business hours, together with written notice by the holder of such shares stating that such holders desires to convert the shares, or a stated number of the shares, represented by such certificate or certificates, which notice shall also specify the name or names (with addresses) and denominations in which the certificate or certificates for Conversion Stock shall be issued and shall include instructions for delivery thereof. Such conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered and such notice shall have been received, and at such time (the "Conversion Time") the rights of the holders of the Preferred Stock (or specified portion thereof) as such shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

(iv) The involuntary conversion described in clause (ii) above shall be effective as of the close of business on the date of the mailing of the notice thereof to the holders (for purposes of such conversion, the "Conversion Time"). The holder shall have 10 business days following the date of receipt of the notice of conversion within which to specify and deliver to the Company a different name or names (with addresses) and/or denominations for the issuance of the Conversion Stock. In the event that the Company does not timely receive such specification, all of the Conversion Stock shall be issued in the name of the Preferred Stock holder. At the Conversion Time, the rights of the holders of the Preferred Stock as such shall cease and the person or persons in whose name or names any certificate or certificates of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

(v) As soon as practicable after the Conversion Time (and in no event more than 30 days after the Conversion Time with respect to the certificate(s) specified in clauses (a) and (c) below, or more than 10 days after the Conversion Time with respect to the payment specified in clause (b) below), the Company shall deliver to the converting holder, or, with respect to the certificate(s) specified in clause (a) below, as specified by such converting holder:

(a) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion;

(b) payment of cash in lieu of any fractional share of Conversion Stock otherwise issuable by reason of such conversion as calculated pursuant to paragraph 4B(ii) below; and
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(c)  a certificate representing any shares of Preferred Stock which shall have been represented by the certificate or certificates which shall have been delivered to the Company in connection with such conversion but which shall not have been converted.

4B.  Additional Conversion Terms and Conditions.  The Company covenants and
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agrees that:

(i) The Company will at all times reserve and keep available out of its authorized but unissued shares of Common Stock or its treasury shares, or otherwise, solely for the purpose of issue upon the conversion of the shares of Preferred Stock as provided in this paragraph 4, such number of shares of Conversion Stock as shall then be issuable upon the conversion of all outstanding shares of Preferred Stock. The Company covenants that all shares of Conversion Stock which shall be so issuable shall, when issued, be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges. The Company will take all action which may be necessary to ensure that all such shares of conversion Stock may be so issued without violation of any applicable law or regulation or any requirements of any domestic stock exchange (except for official notice of issuance which will be immediately transmitted by the Company upon issuance) upon which shares of Conversion Stock or other shares of the same class may be listed.

(ii) The company shall not be required to issue any fractions of shares of Common Stock upon conversions of Preferred Stock. If any interest in a fractional share of Common Stock would otherwise be deliverable upon the conversion of any Preferred Stock, the Company shall make adjustment for such fractional share interest by payment of an amount in cash equal to the same fraction of the market value of a full share of Common Stock of the Company. For such purpose, the market value of a share of Common Stock shall be the average of the bid and asked price of a share of Common Stock on the NASDAQ Stock Market on the day immediately preceding the date upon which such shares are surrendered for conversion. If the Common Stock shall not at the time be traded on the NASDAQ Stock Market, such market value of the Common Stock shall be the prevailing market value of the Common Stock on any other securities exchange or in the open market, as determined by the Company, which determination shall be conclusive.

(iii) In the event that the Company shall at any time subdivide or combine in a greater or lesser number of shares the outstanding shares of Common Stock, the number of shares of Common Stock issuable upon conversion of the Preferred Stock shall be proportionately increased (and the Trigger Price decreased) in the case of subdivision or decreased (and the Trigger Price increased) in the case of a combination, effective in either case at the close of business on the date when such subdivision or combination shall become effective.

(iv) In the event that the Company shall be recapitalized, consolidated with or merged into any other corporation, or shall sell or convey to any other corporation all or substantially all of its property as an entirety, provision shall be made as part of the terms of such recapitalization, consolidation, merger, sale or conveyance so that any holder of Preferred Stock may thereafter receive in lieu of the Common Stock otherwise issuable to him upon conversion of his Preferred Stock, but at the conversion ratio stated in this paragraph 4, the same kind and amount of securities or assets as may be distributable upon such recapitalization, consolidation, merger, sale or conveyance, with respect to the Common Stock of the Company.

(v) In the event that the Company shall at any time pay to the holders of Common Stock a dividend in Common Stock, the number of shares of Common Stock issuable upon conversion of the Preferred Stock shall be proportionately increased (and the Trigger Price decreased), effective at the close of business on the record date for determination of the holders of Common Stock entitled to such dividend.
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(vi)  The foregoing adjustments shall be made successively if more than one event listed in subparagraphs (iii), (iv) and (v) shall occur.

(vii) The issuance of certificates for shares of Common Stock upon conversion of the Preferred Stock shall be made without charge for any tax in respect of such issuance. However, if any certificate is to be issued in a name other than that of the holder of record of the Preferred Stock so converted, the person or persons requesting the issuance thereof shall pay to the Company the amount of any tax which may be payable in respect of any transfer involved in such issuance, or shall establish to the satisfaction of the Company that such tax has been paid or is not due and payable.

5.  Redemption.  Five years after the date of issuance thereof, to the extent
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that it has not been previously converted, the Preferred Stock shall be redeemed by the Company at a price of $1.00 per share, together with all accrued but unpaid dividends, payable to the holder at his address listed on the Company's stock transfer books. Effective at the end of such five-year period, the Preferred Stock shall be canceled and the Company's sole obligation to the holders shall be to pay such redemption price, together with all accrued but unpaid dividends, out of the funds legally available therefor.

6.  Voting Rights.  The Preferred Stock shall have no voting rights, except that
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so long as any shares of Preferred Stock are outstanding, the consent of the holders of at least a majority (or any greater amount then required by law) of the shares of such stock at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting of the holders of the Preferred Stock called for the purpose, shall be necessary for authorizing or effecting the amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or By-Laws of the Company, as amended to date and presently in effect, or of this resolution, so as to affect adversely the preferences, priority, rights, powers or privileges of the Preferred Stock as such or the holders thereof as such.

7.  Governing Law.  This Certificate shall be governed by and construed in
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accordance with the laws of the State of Delaware.

Dated:  May 7, 1992

AMERICAN FRANCHISE GROUP, INC.

By:  William A. Wilkerson

Attest:  Ellen Tannenbaum